Exhibit (j)

   CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the caption "Financial Highlights" in the DWS Alternative Asset Allocation Plus Fund Prospectuses and "Independent Registered Public Accounting Firm" and "Financial Statements" in the DWS Alternative Asset Allocation Plus Fund Statements of Additional Information and to the incorporation by reference in Post-Effective Amendment Number 33 to the Registration Statement (Form N-1A, No. 333-43815) of our report dated May 26, 2009, on the financial statements and financial highlights included in the DWS Alternative Asset Allocation Plus Fund Annual Report dated March 31, 2009.

                                                     /s/ ERNST & YOUNG LLP


Boston, Massachusetts
July 27, 2009

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                                                                     Exhibit (j)

   CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the caption "Financial Highlights" in the DWS Disciplined Long/Short Growth Fund Prospectuses and "Independent Registered Public Accounting Firm" and "Financial Statements" in the DWS Disciplined Long/Short Growth Fund Statements of Additional Information and to the incorporation by reference in Post-Effective Amendment Number 33 to the Registration Statement (Form N-1A, No. 333-43815) of our report dated June 22, 2009, on the financial statements and financial highlights included in the DWS Disciplined Long/Short Growth Fund Annual Report dated April 30, 2009.

                                                     /s/ ERNST & YOUNG LLP


Boston, Massachusetts
July 27, 2009